Exhibit 10.5

AMENDMENT TO

EXECUTIVE EMPLOYMENT AGREEMENT

This amendment is dated September 20, 2012 and is between Kevin Reddy (“Executive”) and Noodles & Company (“Company”).  The Executive and the Company are parties to an Employment Agreement dated December 27, 2010 (the “Employment Agreement”).  The Executive and the Company desire to amend the Employment Agreement to reflect changes in Executive’s officer position.

AMENDMENT

Executive and the Company agree that the Employment Agreement shall be amended as follows:

The words “President and” shall be deleted in Recital 1 and in Sections 2(a) and 5(f)(D) therefor.

The Employment Agreement shall remain in full force and effect in accordance with its terms, as so amended.

Executive:

/s/ Kevin Reddy
Kevin Reddy

Company:
NOODLES & COMPANY

By:	/s/ Paul A. Strasen
Paul A. Strasen
Executive Vice President